Exhibit 10.106

Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that Registrant customarily and actually treats as private or confidential. Such omitted information is indicated by [***] in this exhibit.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$12,500,000	June 20, 2024

FOR VALUE RECEIVED, SOLUNA AL CLOUDCO, LLC, a Delaware limited liability company (the “Company”), promises to pay to [***], a Delaware limited liability company (including its successors and permitted assigns, the “Holder”), the principal amount of TWELVE MILLION FIVE HUNDRED THOUSAND and 00/100 U.S. DOLLARS ($12,500,000.00 USD) (or, if less, so much thereof as shall not have been repaid or prepaid) on or before June 20, 2027 (the “Maturity Date”), with interest on the terms and conditions set forth herein.

This Promissory Note (this “Note”) is issued by the Company pursuant to that certain Note Purchase Agreement, dated as of June 20, 2024 (as amended, restated, or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Company, SOLUNA CLOUD, INC., a Nevada corporation (“Cloud”), SOLUNA HOLDINGS, INC., a Nevada corporation (“Holdings” and, along with Cloud, each a “Guarantor” and together the “Guarantors”), and Holder. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

The following is a statement of the other rights and obligations of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof by the acceptance of this Note agrees:

1. Interest. Interest shall accrue on the unpaid principal balance of this Note at a rate of nine percent (9.0%) per annum; provided, however, that, upon the occurrence of an Event of Default that is continuing, interest shall accrue on the unpaid principal balance of this Note at a such rate plus nine (9.0%) per annum (such additional rate of interest applicable upon the occurrence of an Event of Default that is continuing, the “Incremental Default Rate”). Interest shall be calculated on the basis of the actual number of days elapsed over a 360-day year and shall compound monthly (other than with respect to interest that accrues at the Incremental Default Rate, which shall compound annually). Interest accruing at the Incremental Default Rate shall be payable on demand.

2. Payment.

(a) Scheduled Payments. The Company will pay to the Investor the amounts set forth on Exhibit A on or prior to the dates set forth on Exhibit A, which payments shall be applied to the outstanding principal balance and accrued interest as set forth on Exhibit A.

(b) Prepayment. The Company may prepay any outstanding balance due under this Note in whole or in part at any time without penalty, premium or fee.

(c) Maturity Date. The entire remaining unpaid principal balance of this Note, all accrued but unpaid interest and all other sums due the Holder under this Note shall be due and payable in full, without demand, protest, or notice of protest, on the Maturity Date.

3. Remedies. Upon the occurrence of an Event of Default that is continuing, all unpaid principal, accrued but unpaid interest and other amounts owing under this Note and the other Note Documents shall, at the option of, and only upon written notice provided to the Company exclusively by the Holder, be immediately due and payable; provided, however, that, in the case of an Event of Default specified under subsection (d) of Section 4 of the Note Purchase Agreement, all unpaid principal, accrued but unpaid interest and other amounts owing under this Note and the other Note Documents shall automatically be immediately due and payable without presentment, demand, protest or other formalities of any kind. If an Event of Default occurs and is continuing, then the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due under this Note and the other Note Documents, or to enforce the performance of any provision of this Note and the other Note Documents. The Company agrees to pay all reasonable costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) incurred by the Holder in connection with the enforcement of this Note and the other Note Documents upon the occurrence of an Event of Default that is continuing. Notwithstanding the foregoing, the Holder may elect in writing to waive any Event of Default and upon receipt of such waiver, any Event of Default (including any prior Event of Default which is continuing) shall be deemed to be waived by the Holder.

4. Collateral. This Note shall be secured by all or substantially all of the Company’s assets pursuant to the Company Security Agreement and all other security documents executed in connection this Note and the Note Purchase Agreement, including, without limitation, the Collateral Assignment, the Cloud Security Agreement, the Cloud Pledge Agreement, the Holdings Security Agreement and the Holdings Pledge Agreement, in each case, subject to the terms and conditions set forth therein.

5. Assignment. This Note shall not be assignable by Company or the Holder without the prior written consent of the other party; provided, however that the Holder may assign this Note without consent of the Company in accordance with Section 6 of the Note Purchase Agreement.

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6. Miscellaneous.

6.1 Waivers and Amendments. The terms and provisions of this Note may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), only with the written consent of the Company and the Holder. This Note may be discharged or terminated only pursuant to a writing signed by the Holder. This Note, or any provisions hereof, may not be amended, modified, waived, discharged or terminated orally, but only in writing as provided above.

6.2 Governing Law; Jurisdiction and Venue; Waiver of Jury Trial; Arbitration.

(a) This Note shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Subject to clause (c) of this Section 6.2, each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in the State of Delaware over any suit, action or proceeding arising out of or relating to this Note.

(b) EACH OF THE COMPANY AND HOLDER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS NOTE.

(c) Except for claims, disputes and controversies that are not subject to arbitration by applicable law, any and all claims, disputes and controversies between or among the parties hereto, whether in tort, contract or otherwise, arising out of or relating to this Note shall, upon demand by any party, be determined by binding arbitration in the State of Delaware (or such other location as the parties mutually agree). The arbitration shall be administered by JAMS pursuant to its Expedited Arbitration Procedures then in effect (or any other form of arbitration mutually acceptable to the parties so involved). Judgment on the award may be entered in any state or federal court having jurisdiction in the State of Delaware.

6.3 Severability. Should any provision of this Note be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Note, which shall continue in full force and effect.

6.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given if provided consistent with the Notice provision of the Note Purchase Agreement.

6.5 Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Note may be delivered by facsimile or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail, and any such counterparts shall have the same effect as an original executed counterpart hereof, and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The words “execution,” “signed,” “signature,” and words of like import in this Note (or in any amendment, waiver, consent, joinder or supplement hereto or any other document delivered hereunder) shall be deemed to include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

THE COMPANY:

SOLUNA AL CLOUDCO, LLC

By:
Name:	John Belizaire
Title:	CEO

ACKNOWLEDGED AND AGREED TO:

HOLDER:

[***]

EXHIBIT A

Payment Date	Principal Amount Payable	Interest Amount Payable	Total Payment Amount (i.e., principal plus interest amounts)
July 20, 2024	$0	$0	$0
August 20, 2024	$0	$0	$0
September 20, 2024	$0	$0	$0
October 20, 2024	$342,856	$95,875	$438,731
November 20, 2024	$345,427	$93,304	$438,731
December 20, 2024	$348,018	$90,713	$438,731
January 20, 2025	$350,628	$88,103	$438,731
February 20, 2025	$353,258	$85,473	$438,731
March 20, 2025	$355,907	$82,824	$438,731
April 20, 2025	$358,577	$80,155	$438,731
May 20, 2025	$361,266	$77,465	$438,731
June 20, 2025	$363,976	$74,756	$438,731
July 20, 2025	$366,705	$72,026	$438,731
August 20, 2025	$369,456	$69,276	$438,731
September 20, 2025	$372,227	$66,505	$438,731
October 20, 2025	$375,018	$63,713	$438,731
November 20, 2025	$377,831	$60,900	$438,731
December 20, 2025	$380,665	$58,067	$438,731
January 20, 2026	$383,520	$55,212	$438,731
February 20, 2026	$386,396	$52,335	$438,731
March 20, 2026	$389,294	$49,437	$438,731
April 20, 2026	$392,214	$46,518	$438,731
May 20, 2026	$395,155	$43,576	$438,731
June 20, 2026	$398,119	$40,612	$438,731
July 20, 2026	$401,105	$37,626	$438,731
August 20, 2026	$404,113	$34,618	$438,731
September 20, 2026	$407,144	$31,587	$438,731
October 20, 2026	$410,198	$28,534	$438,731
November 20, 2026	$413,274	$25,457	$438,731
December 20, 2026	$416,374	$22,358	$438,731
January 20, 2027	$419,496	$19,235	$438,731
February 20, 2027	$422,643	$16,089	$438,731
March 20, 2027	$425,812	$12,919	$438,731
April 20, 2027	$429,006	$9,725	$438,731
May 20, 2027	$432,224	$6,508	$438,731
June 20, 2027	$435,465	$3,266	$438,731